UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PEBBLEBROOK HOTEL TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	27-1055421

(State of Incorporation or Organization)	(IRS Employer Identification No.)

10319 Westlake Drive, Suite 112 Bethesda, Maryland	20817

(Address of Principal Executive Offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:

Common Shares of Beneficial Interest, $0.01 par value	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-162412
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the common shares of beneficial interest, $0.01 par value, of Pebblebrook Hotel Trust (the “Registrant”), is set forth under the caption “Description of Shares of Beneficial Interest” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-162412), as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common shares under the caption “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the Registration Statement.
Item 2. Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEBBLEBROOK HOTEL TRUST
Date: December 4, 2009	By:	/s/ Jon E. Bortz
		Name:	Jon E. Bortz
		Title:	Chairman, President and Chief Executive Officer

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